Exhibit 99.2

Investor Update – January 28, 2010

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes actual fourth quarter and full-year 2009 consolidated statistical information and forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon).  Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items.  The most directly comparable GAAP measure is total operating expense per available seat mile.  However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty.  In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance.  Please see the cautionary statement under “Forward-Looking Information.”

Please see our press release dated today for actual financial and statistical information for the fourth quarter and full year of 2009.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements.  For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and revisions in Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009.   Some of these risks include current economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes.  All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

Forecast Information
	Forecast Q1 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)	5,520	flat	23,600	2%
Cost per ASM excluding fuel and special items (cents)*	8.4 – 8.5	0% – 1%	8.0	(3)%
Fuel gallons (000,000)	72	(2)%	303	(1)%
Economic fuel cost per gallon**	$2.20	15%	**	**
* For Alaska, our forecasts of mainline cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.

**Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Our economic fuel cost per gallon estimate for the first quarter includes the following per-gallon assumptions:  crude oil cost – $1.83 ($77 per barrel); refining margin – 22 cents; taxes and fees – 15 cents; break-even on settled hedges. Full-year estimates would not be meaningful at this time.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)

	January	February	March
Point Change Y-O-Y	+6.0 pts	+6.0 pts	+3.5 pts

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and with a third party for service between Anchorage and Dutch Harbor, AK.

Forecast Information (Horizon CPA)
	Forecast Q1 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)	350	17%	1,475	8%
Cost per ASM (cents)*	19.6	(1)%	19.5	(1)%
* Costs associated with the Horizon CPA agreement represent the amount paid by Alaska to Horizon for operating costs plus a specified profit margin and are eliminated in consolidation.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)

	January	February	March
Point Change Y-O-Y	+5.5 pts	+6.5 pts	+2.5 pts

HORIZON AIR

Forecast Information
	Forecast Q1 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)	790	flat	3,300	flat
Cost per ASM excluding fuel and special items (cents)*	15.5	(3)%	15.0	(2)%
Fuel gallons (in millions)	15	flat	60	flat
Economic fuel cost per gallon**	$2.23	17%	***	***
* Capacity includes brand flying and CPA flying for Alaska.  Brand capacity is expected to decline approximately 10% in the first quarter of 2010 compared to the prior-year period.
** For Horizon, our forecast of cost per ASM excluding fuel is based on forward-looking estimates, which may differ significantly from actual results.

*** Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Our economic fuel cost per gallon estimate for the first quarter includes the following per-gallon assumptions:  crude oil cost – $1.83 ($77 per barrel); refining margin – 22 cents; taxes and fees – 18 cents; break-even on settled hedges.  Full-year estimates would not be meaningful at this time.

Changes in Advance Booked Load Factors – Brand Flying (percentage of ASMs that are sold)

	January	February	March
Point Change Y-O-Y	+5.0 pts	+1.5 pts	flat

AIR GROUP – CONSOLIDATED

Actual Fourth Quarter and Full-Year 2009 Statistics
	Three Months Ended December 31				Year Ended December 31
	2009	2008	Change		2009	2008	Change
Capacity (ASMs in millions)*	6,497	6,376	1.9%		26,436	27,835	(5.0)%
Traffic (RPMs in millions)*	5,159	4,863	6.1%		20,770	21,347	(2.7)%
Revenue passengers (000s)*	5,469	5,408	1.1%		22,320	24,199	(7.8)%
Load factor*	79.4%	76.3%	3.1	pts	78.6%	76.7%	1.9	pts
RASM (cents)	13.02	12.97	0.4%		12.86	13.16	(1.1)%
Passenger RASM (cents)	11.79	11.98	(1.6)%		11.70	12.06	(3.0)%
Economic fuel expense/gal.	$2.27	$2.53	(10.3)%		$2.05	$3.01	(32.0)%

Forecast Information
	Forecast Q1 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)*	6,310	flat	26,900	2%
Cost per ASM excluding fuel and special items (cents)**	9.3	(1)%	8.9	(3)%
Fuel Gallons (000,000)	87	(1)%	363	(1)%
Economic fuel cost per gallon***	$2.21	16%	***	***
* Statistics include Alaska mainline operations, Horizon brand flying, and CPA flying with Horizon only.
** Our forecasts of cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.
***Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Full-year estimates would not be meaningful at this time.

Fuel Price Sensitivity
Given our current fuel-hedge portfolio, the following table depicts the approximate fuel prices under various crude oil and refining margin prices for the full-year 2010:

		Crude Price per Barrel
		$60	$70	$80	$90	$100
Refining Margin (cents per Gallon)	10	$1.80	$2.00	$2.16	$2.31	$2.45
	15	$1.85	$2.05	$2.21	$2.36	$2.50
	20	$1.90	$2.10	$2.26	$2.41	$2.55
	25	$1.95	$2.15	$2.31	$2.46	$2.60
	30	$2.00	$2.20	$2.36	$2.51	$2.65

Nonoperating Expense
Our consolidated nonoperating expense is estimated to be approximately $19 million in the first quarter of 2010.

AIR GROUP – FLEET AND HEDGING

Capital Expenditures

Total expected gross capital expenditures for 2010 are as follows (in millions):

	Total 2010 Estimate*
	Aircraft-related	Non-aircraft	Total
Alaska	$120	$80	$200
Horizon	2	5	7
Air Group	$122	$85	$207

*Amounts exclude any proceeds from the sale of assets.

Firm Aircraft Commitments

The tables below reflect the current delivery schedules for firm aircraft.

	2010	2011	2012	2013	2014	Beyond 2014	Total
Alaska (B737-800)	4	3	2	2	2	2	15
Horizon (Q400)	-	-	4	4	-	-	8
Totals	4	3	6	6	2	2	23

In addition to the firm orders noted above, Alaska has options to acquire 40 additional B737-800s and Horizon has options to acquire 10 Q400s.

Projected Fleet Count
		Actual Fleet Count		Expected Fleet Activity
Alaska	Seats	Dec. 31, 2008	Dec. 31, 2009	2010 Changes	Dec. 31, 20102	2011 Changes	Dec. 31, 20112	2012 Changes	Dec. 31, 20122
737-400F 1	---	1	1	---	1	---	1	---	1
737-400C 1	72	5	5	---	5	---	5	---	5
737-400	144	31	27	(4)	23	(2)	21	---	21
737-700	124	20	19	(2)	17	---	17	---	17
737-800	157	41	51	4	55	3	58	2	60
737-900	172	12	12	---	12	---	12	---	12
Totals		110	115	(2)	113	1	114	2	116
		Actual Fleet Count		Expected Fleet Activity
Horizon	Seats	Dec. 31, 2008	Dec. 31, 2009	2010 Changes	Dec. 31, 20102	2011 Changes	Dec. 31, 20112	2012 Changes	Dec. 31, 20122
Q200	37	6	---	---	---	---	---	---	---
Q400	76	35	40	---	40	---	40	4	44
CRJ-700 3	70	18	18	(3)	15	---	15	(4)	11
Totals		59	58	(3)	55	---	55	---	55

1 F=Freighter; C=Combination freighter/passenger
2 The expected fleet counts at December 31, 2010, 2011 and 2012 are subject to change.
3 The planned CRJ fleet activity is subject to change and is dependent on our ability to remarket the CRJ aircraft.  If we are unable to dispose of the CRJ aircraft to coincide with the delivery of the Q400 aircraft, we plan to reduce the average utilization of Horizon’s fleet in order to maintain capacity plans.

AIR GROUP – (continued)

Future Fuel Hedge Positions*
	Approximate % of Expected Fuel Requirements	Weighted-Average Crude Oil Price per Barrel
First Quarter 2010	50%	$69
Second Quarter 2010	50%	$69
Third Quarter 2010	50%	$74
Fourth Quarter 2010	50%	$83
Full Year 2010	50%	$74

First Quarter 2011	44%	$88
Second Quarter 2011	41%	$83
Third Quarter 2011	36%	$86
Fourth Quarter 2011	22%	$84
Full Year 2011	36%	$85

First Quarter 2012	17%	$91
Second Quarter 2012	7%	$86
Third Quarter 2012	6%	$97
Fourth Quarter 2012	6%	$93
Full Year 2012	9%	$91

*All of our future positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases.  With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.

Additionally, we have used either fixed-price physical contracts or financial swaps to fix the refining margin component for approximately 50% and 6% of our first quarter and second quarter 2010 estimated jet fuel purchases, respectively, at an average price of 23 cents per gallon.